Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 12, 2021, with respect to the consolidated financial statements of Vacasa Holdings LLC included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boise, Idaho
December 28, 2021